Shortening the distance from lab to life.™

**CLINICAL / BIOANALYTICAL / STATISTICAL RESEARCH AGREEMENT** (the ***"Agreement"***) entered into as of this 15th day of October, 2020 (the ***"Effective Date"***),

**BETWEEN:** **INVENTIV HEALTH CLINICAL RESEARCH SERVICES, LLC**, a company legally constituted under the laws of the State of Florida, having its primary office located at 1951 NW 7th Avenue, Suite 450, Miami, Florida 33136 USA and a Syneos Health® group company ("***CRO***");

**AND:** **JUPITER ORPHAN THERAPEUTICS,** a corporate body legally constituted, having its head office located at 601 Heritage Drive, Jupiter, Florida 33458, USA ("***Sponsor***").

**PHASE I STUDY TO ASSESS THE PHARMACOKINETICS AND SAFETY OF ASCENDING DOSES OF JOTROL ORAL GELCAPS IN HEALTHY SUBJECTS, AND TO DETERMINE THE INFLUENCE OF FOOD (the "*Study*").**

**CRO STUDY NO. 7000722-202016 (Quote #44872v3)**

## 1. MANDATE

**1.1 Description** – CRO shall perform personally, or through its affiliates, for the benefit of Sponsor, the Study more specifically described in the Study protocol agreed to by the parties (the "***Protocol***"). The performance of such Study shall only be initiated after the full execution of this Agreement. "***Affiliate***" means, when associated with a party to this Agreement, any entity that controls, is controlled by or is under common control with, that party. "***Control***" means the possession, directly or indirectly, of at least 50% of the share capital or voting rights or of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

**1.2 Compliance** – In performing the Study, CRO shall strictly comply with the provisions of, as applicable: (i) this Agreement and the Protocol; (ii) current Good Clinical Practices and current Good Laboratory Practices as applied in the country where the Study is to be performed; (iii) all Applicable Laws (as described below); and (iv) its applicable standard operating procedures. If applicable, the Parties shall address the requirements related to Trial Master File (TMF) in the TMF plan or equivalent Study document, as required by the Europe Medicines Agency regulation.

**1.3 Transfer of Sponsor Obligations/Responsibilities** – The transfer of obligations and/or responsibilities from Sponsor to CRO pursuant to Applicable Laws and Regulations are mutually agreed and set forth in Schedule B. Any such regulatory responsibilities not specifically transferred to CRO shall remain the regulatory responsibility of Sponsor. Under no circumstance shall CRO be required to accept responsibilities and conduct itself contrary to Applicable Laws and Regulations.

## 2. SPONSOR'S DRUG AND BIOLOGICAL SAMPLES

**2.1 Delivery** – At least five (5) business days prior to the beginning of the performance of the Study by CRO involving the collection of Biological Samples (as defined below), Sponsor shall deliver to CRO, at Sponsor's risk and expense and at the location of CRO identified in the heading of this Agreement, the samples of the investigational tested drug (the "***Sponsor's Drug***") and, as applicable, of the reference drug and of the placebo, in sufficient and necessary quantities for CRO to perform the Study as set forth

herein and as required under all professional standards, codes, guidelines, laws, rules, regulations including, those of any regulatory authority, agency or ethics committee having jurisdiction over the Study (collectively, the "***Applicable Laws***").

**2.2 Certification** – Sponsor shall provide CRO, concomitantly with the delivery of the Sponsor's Drug, and where available, with certificates of analysis of the Sponsor's Drug and with sufficient data as may be reasonably required by CRO concerning the stability and the extension of the expiry date of the Sponsor's Drug, as well as with instructions for the handling, storage and safety requirements and conditions of the Sponsor's Drug. Sponsor represents that the Sponsor's Drug is manufactured and packaged in accordance with the currently effective good manufacturing practices, that it is suitable for use on humans and that its labeling complies with the provisions of the effective standard operating procedures of Sponsor and with the Applicable Laws. Furthermore, Sponsor represents that no dosage form constituting or being part of any shipment now or hereafter made to CRO in connection with the Study will be adulterated or mislabeled. Sponsor attests that the Sponsor's Drug is identical in content to the description provided in the Protocol if blinded formulations are to be used, or is identical to the label description for open-label formulations if they are to be used.

**2.3 Restricted Use** – Upon completion of the Study, all samples of the Sponsor's Drug that have not been consumed during the performance of the Study, or that are not required to be retained by CRO pursuant to the Applicable Laws, shall be returned to Sponsor, at Sponsor's risk and expense, in accordance with packaging and shipping instructions to be furnished by Sponsor.

**2.4 Storage, Destruction or Return of Biological Samples** – Upon written notice from CRO which shall be provided to Sponsor three (3) months after the delivery of the first draft of the Study report or of the final Study report, whichever comes first, or upon receipt by Sponsor of data when no Study report is provided, Sponsor will be offered the option of having the biological samples on which the Sponsor's Drug is hereunder tested (the "***Biological Samples***") destroyed, stored under CRO's responsibility, or returned to Sponsor at Sponsor's risk and expense. An authorization request form will be sent to Sponsor one (1) month before the expiry of such three (3)-month period. Should Sponsor either request a longer period of storage of the Biological Samples or not respond in writing to such request within thirty (30) days following its notification, the Biological Samples will be stored at the appropriate rate of USD0.35 per tube per month. The long-term storage fees will be invoiced quarterly in advance for each three (3)-month long-term storage period, and will be payable by Sponsor in accordance with the payment terms set forth below.

## 3. PROTOCOL, REPORTING AND RECORDS

**3.1 Protocol Writing** – CRO shall supply Sponsor with a draft of the Protocol containing such details as Sponsor may reasonably request and under CRO's standard protocol format. Sponsor shall review such draft of the Protocol within seven (7) business days following its receipt or, as the case may be, within any shorter time period which may be agreed upon by the parties, and shall advise CRO of its acceptability or its required changes within such timeframe. Sponsor may request one (1) set of changes to such draft of the Protocol at no additional cost, and any further changes may result in additional charges in accordance with CRO's then current rates. The parties agree that once the ethical review committee has given its approval to the final draft of the Protocol and any related documentation, they shall be considered final. Any subsequent revision of the Protocol and/or its related documentation requested by Sponsor shall be invoiced to Sponsor in accordance with CRO's then current rates.

**3.2 Reporting –**

*3.2.1* Report of Adverse Events and Side Effects – CRO shall notify Sponsor promptly (that is within one (1) business day) of any serious, unexpected adverse event or side effect that is possibly, probably, or definitely related to the administration of the Sponsor's Drug (including laboratory abnormality) of which it becomes aware. CRO shall promptly obtain and provide such further details of the occurrence as Sponsor may reasonably require and shall cooperate fully in any subsequent investigation by Sponsor and/or any applicable regulatory agency. CRO shall record all adverse events or side effects (including laboratory abnormalities), whether or not serious, of which it becomes aware, in the appropriate case report form and patient medical record/notes in accordance with the requirements set out in the Protocol.

*3.2.2* Study Report – Within 4 months following completion of the performance of the Study (last data entry), CRO shall supply Sponsor with a draft of the Study report containing such details as Sponsor may reasonably request and analyses as previously agreed upon by the parties and under CRO's standard report format, setting forth the processes used and results generated by CRO during the performance of the Study. Sponsor shall review such draft within ten (10) days following its receipt and shall advise CRO of its acceptability or its required changes. Sponsor may request one (1) set of changes to such draft of the Study report at no additional cost, and any further changes may result in additional charges in accordance with CRO's then current rates. CRO shall use commercially reasonable efforts to accommodate any reasonable changes requested by Sponsor, but retains the ultimate responsibility for and control of the content of the final Study report. Interim Study reports may be provided by CRO at additional costs to Sponsor. The parties agree that once the final draft of the Study report is approved by Sponsor and executed and dated by the authorized representative of CRO, it shall be considered final, and any subsequent changes shall be considered as an amendment and shall be invoiced to Sponsor accordingly. If Sponsor approves the draft of the Study report, CRO shall provide Sponsor with a final Study report within thirty (30) days of CRO's receipt of the approval of Sponsor and subject to the payment obligations set forth herein. Sponsor shall receive one (1) copy of the Study report in electronic format. If Sponsor requests paper copies, then an additional charge shall be invoiced for their preparation and handling in accordance with CRO's then current rates. The Study report will be finalized and signed by CRO if Sponsor's comments to draft Study report have not been received by CRO within sixty (60) days of issuance of the draft Study report.

**3.3 Record Retention and Protection –**

*3.3.1* Use – If processing on Sponsor's behalf any personal data, CRO shall only do so in accordance with Sponsor's instructions and the Applicable Laws and for no other purpose, and shall take all appropriate technical and organizational measures to prevent the unauthorized or unlawful processing or accidental loss or destruction of, or damage to, or disclosure of such data.

*3.3.2* Storage, Return and Destruction – Upon completion of the services hereunder, CRO agrees to keep and maintain complete records of the services performed including, without limitation, all raw data, case report forms, laboratory work sheets and reporting and regulatory Study documentation as required by the Applicable Laws (collectively, the "***Work Products***"), for a period of one (1) year after completion of the relevant services. One (1) month before the expiry of such period, CRO shall send an authorization request form to Sponsor to determine if such records shall continue to be archived, destroyed or returned to Sponsor at Sponsor's risk and expense. In no event shall CRO destroy such records without prior written confirmation from

Sponsor. Should Sponsor either request a longer period of storage of the records or not respond in writing to such request within thirty (30) days following its notification, CRO shall continue to retain these records at the rate of USD1,500 for each additional five (5) years (or portion thereof) of record retention. The record retention fees shall be invoiced at the beginning of each five (5)-year period and is payable in accordance with the payment terms set forth herein. CRO shall store the foregoing items in accordance with the Applicable Laws, in suitable storage facilities, and shall be responsible for the safekeeping and storage of all such foregoing items. In addition, CRO may continue to retain any such records or copies thereof as is reasonable necessary to comply with its regulatory or insurance obligations, subject to CRO's obligations of confidentiality as set forth in this Agreement. Notwithstanding anything to the contrary herein contained, in the event that CRO determines to cease licensing or maintenance of any software or electronic systems on which the Work Products are stored, CRO will deliver to Sponsor such Work Products in the format in which they are stored and will have no further record retention obligations with respect to such Work Products except as mandated by Applicable Laws.

## 4. PROTOCOL DESIGNS, METHODS AND STANDARD OPERATING PROCEDURES

NOTWITHSTANDING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL CRO BE HELD LIABLE FOR ANY DELAY, COSTS OR OTHER CONSEQUENCES ARISING FROM ITS PROTOCOL DESIGN, METHODS AND/OR STANDARD OPERATING PROCEDURES BECOMING NON-COMPLIANT AS A RESULT OF NEW SCIENTIFIC, INDUSTRY, GOVERNMENT OR REGULATORY STANDARDS OR REQUIREMENTS THAT BECAME IN FULL FORCE AND EFFECT (WITHOUT RETROACTIVE EFFECT) AFTER THE EARLIEST OF THE DATE OF THE FINAL STUDY REPORT OR THE EXPIRY OF A THIRTY-DAY PERIOD FOLLOWING THE RELEASE OF THE FIRST DRAFT OF THE STUDY REPORT.

## 5. BUDGET AND PAYMENT TERMS

**5.1 Amount** – In accordance with the budget of the Study attached to this Agreement as **Schedule A**, Sponsor shall provide CRO with an amount of USD701,166.00, (representing USD815,866.00 as per total budget of the Study minus (i) USD10,000.00 already invoiced under the Start-Up Services Agreement dated August 18, 2020, and (ii) USD104,700.00 for Pass Through Costs which will be invoiced as detailed under Section 5.3 below) (the "***Total Budget***"). All assumptions set forth in the budget of the Study attached to this Agreement as Schedule A are incorporated herein by reference and have the same legal force and effect as if they were explicitly restated herein. Should there be any discrepancies between the assumptions of the budget and those of the Agreement, those of the Agreement shall govern.

*5.1.1* Biological Sample re-assays/repeats requested by Sponsor will be invoiced at the sample unit rate of CRO.

**5.2 Installments** – Such amount shall be invoiced in four (4) installments as follows:

*5.2.1* *First Installment* –USD210,349.80 will be invoiced upon the latest date of execution of this Agreement by the parties;

*5.2.2* *Second Installment* – USD210,349.80 will be invoiced upon the date of the first dosing of the first subject of the first cohort of the Study ("***Dosing Date***");

*5.2.3* *Third Installment* – USD210,349.80 will be invoiced upon the date of the dosing of the last subject of the last cohort of the Study; and

*5.2.4* *Last Installment* – USD70,116.60 will be invoiced upon issuance of the final Study report.

**5.3 Total Estimated Pass-Through Costs** – Twenty-five percent (25%) of estimated Pass-Through Costs (as detailed under Schedule A) not yet invoiced (USD26,175.00) shall be invoiced upon execution of this Agreement. Thereafter, actual Pass-Through Costs shall be invoiced by CRO to Sponsor monthly, based on actual costs incurred. CRO shall begin applying the twenty-five percent (25%) prepayment to vendor invoices once CRO estimates that 25% of total Pass-Through Costs remain to be incurred. CRO shall return any unused prepaid amounts to Sponsor's bank account within forty-five (45) days of CRO's receipt of the final Pass-Through invoice. Sponsor recognizes that the Pass-Through Costs budget is an informed estimate and that Sponsor shall be responsible for reimbursing CRO for any Pass-Through Costs incurred in excess of the estimated amount herein. Notwithstanding the foregoing, the total amount of Pass-Through Costs invoiced to Sponsor shall not exceed the estimated amount herein without Sponsor's prior approval, which shall not be unreasonably withheld.

**5.4 Invoicing Address** – All invoices shall be sent by e-mail at the following address:

**JUPITER ORPHAN THERAPEUTICS**
Attn.: Accounts Payable Department
601 Heritage Drive, Jupiter, Florida 33458, USA
Phone number: 908-507-3063
E-mail address: a.rosen@jupiterorphan.com

All invoices shall be paid via wire or ACH using the information below:

**Bank of America, NA**
100 West 33rd Street
New York, NY, 10001
Account Name: inVentiv Health Clinical LLC
Account Number: 381029027657
Wire ABA: 026009593
ACH ABA: 021200339
SWIFT Code: BOFAUS3N

**5.5 Payment Terms** – All aforementioned amounts are subject to applicable sales taxes. Sponsor shall pay each invoice within thirty (30) days of receipt thereof. If Sponsor requires a purchase order number to be included on the CRO's invoice in order to process payment, Sponsor agrees to provide such purchase order number within seven (7) days after the execution of this Agreement. If the purchase order number is not provided within that time period, Sponsor agrees to timely pay any invoices issued without a purchase order number. Should Sponsor fail to pay any amount to CRO when due, a monthly charge of two percent (2%) per month, or the maximum amount permitted by the Applicable Laws if lesser, on outstanding principal shall be added to all outstanding balances thereafter and invoiced accordingly. In the event that CRO is required to commence collection efforts as a result of Sponsor's failure to timely pay amounts owing to CRO under this Agreement, Sponsor shall also be liable to reimburse CRO for any attorneys' fees and other costs incurred during such collection efforts. If any portion of an invoice is disputed, then Sponsor shall pay the undisputed amounts as set forth herein and the parties shall use good faith efforts to reconcile the disputed portion of the invoice within thirty (30) days of receipt by Sponsor of the applicable invoice.

**5.6 Change Order** – In the event that a party hereto desires to alter the services or the assumptions underlying the budget, the parties shall execute a written change order or similar amending document (a "*Change Order*") prior to the performance of such additional or modified services, except as agreed otherwise in writing. A Change Order is an amendment to this Agreement and forms an integral part hereof. CRO shall have no obligation to perform, and Sponsor shall have no obligation to pay, for any additional or modified services until a Change Order covering such services has been fully executed by

the parties. Notwithstanding anything to the contrary herein contained, in the event CRO provides additional services or incurs expenses at Sponsor's written request and in accordance with Sponsor's requirements, in the absence of a Change Order Sponsor will compensate CRO for all fees and reimburse CRO for all expenses incurred.

**5.7 No Benefit from FX Fluctuations** – If the fees set forth in the budget are costed in a currency other than the contracted currency, the parties agree that if the exchange rate deviates by more than 5% (upwards or downwards) between the date that the quote was issued and the date of the respective invoice, the parties will adjust the affected fees for such invoice accordingly.

## 6. CONFIDENTIALITY UNDERTAKING

**6.1 In General -** Each party acknowledges that in connection with the performance of the services, it may receive, learn or have access to confidential, trade secret, or proprietary information concerning the other party or third parties to whom the other party has an obligation of confidentiality ("***Information***").

**6.2** "***Information***" means any confidential or proprietary business, marketing, technical, or other information in tangible or intangible form, disclosed by or on behalf of CRO, Sponsor or any of their Affiliates (the "***Disclosing Party***") to the other party or any of its Affiliates (the "***Receiving Party***") that, at that time of disclosure, is designated as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the parties (or their Affiliates or representatives), exercising reasonable business judgment, to be confidential, specifically including, but not limited to, the Disclosing Party's business plans or proposals, product concepts, technical know-how, standard operating procedures, methods, processes and associated algorithms, tools, programs, software architecture (including but not limited to source codes), technology, or any other information relating to operations, development strategies, distribution arrangements, financial data, marketing plans, pricing information, personnel data, and business practices, policies, or objectives.

**6.3 Use and Disclosure -**

*6.3.1* Each party agrees that (i) it will use the Disclosing Party's Information only as may be necessary in performing its obligations or exercising its rights hereunder; (ii) it will treat such Information as confidential and proprietary; (iii) it will take all reasonable precautions to protect the Information; (iv) it will not otherwise appropriate such Information to its own use or to the use of any other person or entity; and (v) without the prior written consent of the Disclosing Party it will not disclose such Information orally or in writing to any third party; provided, however that CRO may disclose the Sponsor's Information to: (A) CRO's Affiliates and its and its Affiliates' respective subcontractors, agents or representatives, all of whom are bound to obligations of confidentiality and non-use substantially similar to those set forth herein; IRB/Ethics Committee members; Third Party Investigators; and other third parties, all of whom have a need to know such Information in connection with the services; (B) third-party auditors retained by the Sponsor; or (C) regulatory authorities. Without limiting the foregoing, each Receiving Party agrees to take at least such precautions to protect the Disclosing Party's Information as it takes to protect its own Information.

*6.3.2* Nothing in this Agreement shall be construed to restrict disclosure or use of information that (i) was in the possession of or rightfully known by the Receiving Party, without an obligation to maintain its confidentiality, prior to receipt from the Disclosing Party; (ii) is or becomes generally available to the public without violation of this Agreement; (iii) is obtained by the Receiving Party in good faith from a third party having the right to disclose it without an obligation of confidentiality; (iv) is independently developed by the Receiving Party without

reference to or use of the Disclosing Party's Information; or (v) is required by law, rule, or regulation, or by a subpoena, court order, or other similar legal, regulatory, or administrative process to be disclosed.

*6.3.3* If either party believes it is required by law, rule, or regulation, or by a subpoena, court order or other similar legal, regulatory or administrative process to disclose any of the other party's Information, it shall, prior to such disclosure and to the extent not prohibited, promptly notify the other party to allow for the Disclosing Party to have the opportunity to seek a protective order or prevention of the disclosure of such Information.

**6.4** Upon request of the Disclosing Party, the Receiving Party will return to the Disclosing Party or certify as destroyed all tangible items containing any of the Disclosing Party's Information; provided, however, each Receiving Party may solely for archival purposes retain one copy of such Information as required by applicable legal or regulatory requirements or to evidence its compliance with this Agreement. Each party agrees to notify the other party if it becomes aware of any unauthorized use or disclosure of the other party's Information.

## 7. INTELLECTUAL PROPERTY

**7.1** **Work Product.** All Work Product shall be and remain the exclusive property of Sponsor. All data, information, reports, and any discoveries, inventions, works of authorship, ideas, suggestions that may evolve from the Work Product or as the result of Services performed by CRO under this Agreement or through the use of or access to the Sponsor Confidential Information (collectively "***Developments***") shall belong to Sponsor, and CRO agrees to promptly inform Sponsor of such Developments, and hereby fully assigns to Sponsor all of its rights in all such Developments and any related patents, copyrights and other intellectual property rights.

**7.2** **CRO Works.** Sponsor acknowledges that all inventions, processes, know-how, trade secrets, improvements, other intellectual properties and other assets, including but not limited to analytical methods, procedures and techniques, protocol design, standard operating procedures, as well as assays and methodologies related to non-proprietary compounds or otherwise of a general nature and with broad applicability, which have been independently developed by CRO and which relate to the business or operations of CRO ("***CRO Works***"), are the exclusive property of CRO or its licensors. Sponsor agrees that any improvements, alterations or enhancements to the CRO Works during the term of this Agreement shall be the sole property of CRO.

## 8. TERM AND TERMINATION

**8.1** **Term** – This Agreement shall be effective from the Effective Date and shall be deemed completed following receipt by Sponsor of the final Study report.

**8.2** **Early Termination or Postponement**

*8.2.1* *By Either Party* – This Agreement shall be terminated or postponed by either party immediately upon notice to the other party if (i) the authorization and approval to perform the Study is withdrawn by the applicable regulatory agency having jurisdiction over the Study; or (ii) the emergence of any unanticipated significant safety issue with the Study Drug is of such magnitude or incidence to warrant such a termination. In addition, this Agreement may be terminated or postponed by either party, without cause (but not when Section 8.2.2 applies) upon a thirty (30)-day prior termination or postponement notice.

*8.2.2* *Termination for Breach* – In the event of a material breach by any party (the "***Breaching Party***") under this Agreement, the other party may terminate this Agreement if the Breaching Party has

been notified in writing of the alleged breach and said Breaching Party has not rectified the breach within thirty (30) days of written notice thereof, to the extent that the concerned breach may be cured within such period failing which the Agreement shall be deemed to have been automatically terminated as of the date of occurrence of such breach. Notwithstanding the foregoing, CRO may deviate from a Protocol to protect subject safety and welfare and the parties agree that any such deviation shall not constitute a breach by CRO under such Protocol.

*8.2.3* Termination for Bankruptcy – Either party may terminate this Agreement immediately upon giving written notice to the other in the event the other party is or is likely to become insolvent, bankrupt or wound-up.

**8.3 Effects on Termination or Postponement** – If this Agreement is terminated or the Study canceled or postponed prior to completion of the performance of the Study for any reason whatsoever,

*8.3.1* Cooperation – Sponsor and CRO shall cooperate to terminate the Agreement in a safe and orderly manner in accordance with all the Applicable Laws.

*8.3.2* No Rights Affected – Termination of this Agreement shall not affect any rights or obligations of the parties which may have accrued prior to termination or postponement nor shall it affect the coming into or continuance in force of any provisions of this Agreement which are expressly, or by implication, intended to come into or continue in force after termination.

*8.3.3* Accounting – Upon the effective date of termination or postponement, there shall be an accounting conducted by CRO of the fees and expenses related to the Study. Sponsor shall make a payment to CRO in accordance with the payment terms set forth herein (and/or CRO may retain such payment, or part thereof, from monies previously paid by Sponsor) for:

*a)* actual fees and reasonable expenses incurred by CRO for the performance of the services, plus any additional services performed in connection with the termination or postponement through the date of early termination or postponement, and for which CRO has not yet been paid;

*b)* all outstanding non-terminable or non-cancellable obligations (whether such obligations are due and payable before, on or after the date of termination or postponement) incurred by CRO until the date of early termination or postponement, and for which CRO has not yet been paid; and

*c)* in the event of (a) postponement by Sponsor of the performance of the Study occurring less than or equal to thirty-five (35) days before the Dosing Date, or (b) termination of this Agreement for any reason whatsoever occurring during the applicable aforementioned period, Sponsor shall pay CRO the following postponement/cancellation fees (in addition of all costs and reasonable direct expenses incurred by CRO up to the date of postponement or cancellation referred to under Section 8.3.3 above):

| Days before Dosing Date | Postponement/Cancellation Fees |
|---|---|
| 29 to 35 | 5% of Study budget (less subject stipends and pass through costs) |
| 22 to 28 | 10% of Study budget (less subject stipends and pass through costs) |
| 15 to 21 | 15% of Study budget (less subject stipends and pass through costs) |
| 8 to 14 | 20% of Study budget (less subject stipends and pass through costs) |
| 0 to 7 | 30% of Study budget (less subject stipends and pass through costs) |

8.3.4 *Postponement or Cancellation During the Course of the Study* – In the event of the postponement or cancellation by Sponsor of the Study that (i) occurs after the Dosing Date and (ii) occurs for any reason other than a) a breach by CRO of its obligations hereunder or b) as a direct result of safety data received by Sponsor from CRO regarding success of the ongoing Study, Sponsor shall then pay CRO, (i) all fees owed under Sections 8.3.3(b), plus (ii) fees on the remaining affected cohorts only (as calculated using the percentages in the table in Section 8.3.3(c)). Sponsor shall in no event be invoiced an incremental fee related to a completed period of the Study.

## 9. INDEMNIFICATION BY THE PARTIES

**9.1 Sponsor Indemnification**. Sponsor shall promptly indemnify and hold CRO and its Affiliates and its and their respective directors, officers, employees, and agents harmless from and defend them against any and all third party demands, claims, suits, actions, damages, expenses, costs, fees (including reasonable attorneys' fees) and liabilities for any injury or damage (collectively, the "Losses") arising out of or in connection with (a) this Agreement, (b) Sponsor's negligence or willful misconduct, (c) Sponsor's material breach of this Agreement, (d) any product liability claims relating to Sponsor's products, whether arising out of warranty, negligence, strict liability (including manufacturing, design, warning or instruction claims) or any other product based statutory claim, and (e) any intellectual property infringement claims arising out of Sponsor's products or the performance of the services, except to the extent such Losses result or arise from CRO's gross negligence or willful misconduct.

**9.2 CRO Indemnification**. CRO shall promptly indemnify and hold Sponsor and its Affiliates and its and their respective directors, officers, employees, and agents harmless from and defend them against any and all Losses caused by CRO's gross negligence or willful misconduct or CRO's material breach of this Agreement, except to the extent that such Losses result or arise from Sponsor's responsibility for such Losses and/or CRO's actions taken at the direction of Sponsor.

**9.3 Indemnification Process**

(a) Each party and any person seeking indemnification and/or defense pursuant to this Section shall give the indemnifying party prompt and timely written notice and reasonable cooperation and assistance in the defense of any Loss; provided however, that failure of the indemnified party to give timely notice shall not limit the indemnified party's right to indemnification except in such case where such failure materially and adversely affects the indemnifying party's ability to defend against such Loss.

(b) In the event a Loss is or may be asserted against an indemnified party, the indemnified party shall have the right to select and to obtain representation by separate legal counsel. If the indemnified party exercises such right, all costs and expenses incurred by the indemnified party for such separate counsel shall be borne by the indemnified party.

(c) Neither party will enter into any settlement agreement that attributes fault or negligence to, requires any payment by, or restricts the future actions or activities of the other party, without the other party's prior written consent, which shall not be unreasonably withheld or delayed. In the event a settlement offer is rejected by a party, such party shall be fully and entirely responsible for any Losses (including costs of further legal defense and any damages or settlements) subsequently incurred or suffered following such rejection of a settlement offer by such party that is in excess of the settlement amount rejected.

**9.4 Reimbursement of Additional Expenses**. Additionally, Sponsor shall reimburse CRO for all reasonable actual out-of-pocket expenses (including, but not limited to, attorneys' fees and costs, and all other expenses) incurred by CRO in connection with responses to subpoenas, government investigations and other similar legal orders and legal and regulatory processes issued to CRO in respect to Sponsor or

the services performed under this Agreement. However, Sponsor shall have no obligation to reimburse CRO for any such expenses directly arising out of, in connection with or otherwise relating to actions or omissions of CRO or its employees, officers, directors and/or Affiliates that violate this Agreement or Applicable Laws.

## 10. MISCELLANEOUS

**10.1 Debarment** – CRO is not and has not been debarred or disqualified from participating in clinical research by any regulatory authority. CRO confirms that none of its employees participating in the performance of the services are included in the following three (3) databases as debarred or disqualified from participating in clinical research: The Office of the Inspector General/Health and Human Services (http://oig.hhs.gov/exclusions/index.asp), the U.S. General Services Administration (www.sam.gov), and the Food and Drug Administration (http://www.fda.gov/ICECI/EnforcementActions/default.htm). In the event that CRO or any of its employees involved in the performance of the services should become debarred or disqualified during the course of performance of the services under this Agreement, CRO agrees to promptly notify Sponsor in writing.

**10.2 Insurance** – Each party will maintain, for the duration of this Agreement, and for five (5) years thereafter, appropriate insurance of such types and in such amounts that it reasonably believes will be adequate to cover its obligations hereunder, and in no event less than the minimum amount of insurance required by Applicable Laws. Without limiting the generality of and in addition to the foregoing, Sponsor shall maintain products liability insurance with coverage equal to the greater of: (a) not less than $10,000,000 USD per occurrence, (b) the statutorily mandated coverage, and (c) the minimum amount of insurance coverage dictated by any ethics committee or independent review board, which coverage shall be in force during the term of this Agreement and for the greater of the expiration of the applicable statute of limitations where the services are being performed or three (3) years after the completion of the services. CRO and its Affiliates shall be identified as additional insureds with respect to Sponsor's insurance policies hereunder. Upon request, each party will provide to the other party a certificate of insurance showing that such insurance is in place. Sponsor represents and warrants that there are and will be no policy exclusions for any disease or investigational product that is the subject of a Study.

**10.3 Limitation of Liability** – Notwithstanding anything to the contrary set forth herein, neither party shall be liable with respect to any subject matter of this Agreement under any contract, tort, negligence, strict liability, breach of warranty (express or implied) or other theory for any indirect, incidental, special, exemplary, punitive, exemplary or consequential damages, nor for any loss of revenues or loss of profits, even if advised of the possibility of such damages. In addition, the total liability of CRO, its Affiliates, and its and their respective directors, officers, employees, and agents for direct damages arising under this Agreement shall be limited to the total fees actually paid by Sponsor to CRO hereunder.

**10.4 Force Majeure** – In the event either party shall be delayed, hindered or prevented from performing any act required hereunder by reasons beyond its ability to reasonably anticipate and prevent or mitigate, including strike, lockouts, labor troubles, inability to procure materials or services, failure of power or restrictive government or judicial orders, or decrees, riots, insurrection, war, acts of God, inclement weather or other reason or cause beyond that party's control, then performance of such act (except for the payment of money owed) shall be extended for the reasonable period of such delay, and either party shall be granted a reasonable period of time to perform after the cessation of the reason for the delay.

**10.5 Notice** – Any notice, approval, consent, request or disclosing required hereunder shall be made in writing and shall be deemed effective (i) in the case of hand delivery, when received, (ii) in the case of overnight delivery service, on the next business day after being placed in the possession of such service, (iii) in the case of facsimile or email, when electronic indication of receipt is received and (iv) in the case of mail,

on the third (3rd) business day after being placed in the postal system first class postage prepaid at the addresses of the concerned party set forth above, or at such other addresses as either party may specify to the other in writing in accordance with this Section.

*10.5.1* To CRO – (i) in the case of a formal notice to CRO, to the attention of CRO's Legal Department, 1030 Sync Street, Morrisville, NC 27560, and (ii) for any other notices, to CRO's project manager appointed for this Study. CRO's Legal Department phone number is: (919) 876-9300, and;

*10.5.2* To Sponsor – (i) in the case of a formal notice to Sponsor, at its address identified on the first page of this Agreement, and (ii) for any other notices, to the Sponsor's project manager appointed for this Study. The officer's email address is: m.hayward@jupiterorphan.com and Sponsor's phone number is: +1-908-507-3063.

**10.6 Governing Law and Jurisdiction** – This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey, as if executed and fully performed within New Jersey, without regard to conflict of law principles.

**10.7 Waiver and Severability** – No waiver by any party of any provision of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provision, or shall any waiver be deemed to constitute a continuing waiver. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction or by an arbitrator, the validity, binding effect, or enforceability of the remaining provisions shall not be affected and shall continue in full force and effect as if this Agreement had been executed with the invalid provision eliminated or so modified; provided, however, that if the deletion of such provision materially impairs the commercial value of this Agreement to either party, the parties shall attempt to renegotiate such provision in good faith.

**10.8 Entire Agreement and Amendment** – This Agreement, its recitals, schedules, the agreements and other documents required to be delivered pursuant to this Agreement constitute the entire agreement between the parties and set forth all the covenants, promises, warranties, representations, conditions, understandings and agreements between the parties pertaining to the subject matter of this Agreement, and supersede all prior agreements, understandings, negotiations and discussions, whether verbal or written. This Agreement may be amended or otherwise modified only by means of a written instrument executed by the parties.

**10.9 Assignment** – Neither party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party, except that (i) either party may assign this Agreement to an Affiliate or a successor to that area of its business to which this Agreement is related, upon prior written notice, where such Affiliate or successor has the financial and operational capacity and ability to perform the assigning party's obligations hereunder, and in the case of Sponsor as the assignor, all outstanding balances owing to CRO at the time of assignment are paid in full prior to the effective date of the assignment, and (ii) either party may assign or transfer this Agreement and/or the rights and obligations thereunder in connection with a merger, consolidation, sale of substantially all assets, or other change of control transaction.

**10.10 Language** – Both parties hereto acknowledge that they have requested and consented that this Agreement be drafted and executed in the English language. *Toutes les parties aux présentes reconnaissent qu'elles ont exigé et consenti à ce que la présente Convention soit rédigée et exécutée dans la langue anglaise.*

**10.11 Counterparts** – This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and upon such delivery the facsimile

signature will be deemed to have the same effect as if the original signature had been delivered to the other party, binding on all parties notwithstanding that each of the parties may have executed different counterparts.

**10.12 Third Party Vendors and Subcontractors** –

10.13.1 Subcontractors. CRO may subcontract with such individuals or entities it deems necessary and appropriate in order to perform the services. CRO will remain responsible for the actions of any subcontractor so engaged to the same extent it is responsible for its own actions.

10.13.2 Third Party Vendors. If CRO executes or coordinates the execution of any third party vendor agreements on behalf of Sponsor in connection with the conduct of any Study, such third party vendor agreements shall be in a form reasonably acceptable to Sponsor and any material changes shall be subject to Sponsor's prior approval. CRO shall not be liable for any third party vendor errors, omissions or consequences therefrom.

10.13.3 Independent Investigators. In the event that any investigative sites that are not Affiliates of CRO are involved in the performance of the Study, such investigative sites and associated investigators shall not be deemed to be subcontractors, agents or employees of CRO.

**10.13 Non-Solicitation** – From and after the Effective Date and for a period of one (1) year following the date of termination of this Agreement for any reason whatsoever, Sponsor agrees not to solicit or attempt to solicit, directly or indirectly, for its own benefit or for that of others, any director, officer or employee of CRO, or to induce any of them to quit his/her employment with CRO or to employ them, or to induce the representatives, agents, consultants or suppliers of CRO to cease to do business with CRO; provided, however, that the foregoing provision shall not prevent Sponsor from interviewing or hiring any such employee of CRO who contacts Sponsor on his/her own initiative without any recruiting by Sponsor. The term "recruit" shall not be deemed to include general solicitations (i.e., advertisements, websites, etc.) for employment not specifically directed towards CRO employees.

IN WITNESS THEREOF, this Agreement has been executed and duly authorized by representatives of both parties:

| **INVENTIV HEALTH CLINICAL RESEARCH SERVICES, LLC** | | **JUPITER ORPHAN THERAPEUTICS** | |
|---|---|---|---|
| By: | ____________________ | By: | /s/ Marshall Hayward |
| Print Name: | | Print Name: | Marshall Hayward, Ph.D. |
| Title: | | Title: | Chief Scientific Officer |
| Date: | ____________________ | Date: | 10/15/2020 |

# SCHEDULE A - STUDY BUDGET

## Clinical Pharmacology, Clinical & Bioanalytical Services Quotation

Prepared for : Jupiter Orphan Therapeutics

| | |
|---|---|
| Drug Name : | Resveratrol (Jotrol) |
| Study Type : | Pivotal |
| Regulatory Agency : | FDA |
| Quote Date : | August 5, 2020 |
| Quote Expiration Date : | September 19, 2020 |
| Quote Number & Version : | 7000722-44872 V3 |
| Study Estimated Start Date : | Week of August 11, 2020 |
| Currency : | USD |

**Business Development Contact :**

Danielle Lachance
Executive Director, Business Development
Phone : (514) 485-7575
Mobile : (514) 924-3573
Fax : (514) 485-7501
danielle.lachance@syneoshealth.com

Syneos Health

| Executive Summary | | |
|---|---|---|
| **Service(s)** | **SAD/FE USD ($)** | **Total Cost USD ($)** |
| Project Start-up/Initiation | | $8,201 |
| Clinical * | $216,712 | $216,712 |
| Project Management | | $72,592 |
| Bioanalytical Services | | $267,245 |
| Clinical Data Management | | $92,761 |
| Biostatistics | | $85,819 |
| PK Analysis | | $23,925 |
| Medical Writing | | $22,928 |
| *Will be conducted at our Miami clinical site | | |
| **Total Direct Fees before Discount** | **$216,712** | **$790,184** |
| **Discount** | | **($79,018)** |
| **Total Direct Fees after Discount** | **$216,712** | **$711,166** |
| **Pass-Through (Indirect Fees)** | **$104,700** | **$104,700** |
| **Total Budget Including Indirect Fees** | **$321,412** | **$815,866** |

| Incremental Services | |
|---|---|
| **Sample Storage & Document Retention** | |
| Sample Storage 1936 samples * 2 tubes * $0.35 per tube per month (1 year) | **$16,262** |
| Document Retention (5 years) | **$1,500** |

Note: Incremental Services fees above for Jupiter's reference purposes only.
These amounts will be invoiced after the respective free period (as specified in the MSA or study-specific agreement, as applicable) has expired, unless Jupiter directs Syneos Health otherwise.

Syneos Health

| Syneos Health Project Costs | Unit Type | Number of Units | Cost Per Unit USD ($) | Total Cost USD ($) |
|---|---|---|---|---|
| **Direct Expenses** | | | | |
| **Project Start-up/Initiation** | | | | |
| Protocol Development | Protocol | 1 | $3,581.24 | $3,581.24 |
| Informed Consent Development and Translation (if applicable) | ICF | 1 | $1,855.39 | $1,855.39 |
| Ethics Committee Clinical Trial Application Preparation/Submission/Follow-up | Submission | 1 | $1,109.38 | $1,109.38 |
| CRF Assembly | CRF | 1 | $1,655.17 | $1,655.17 |
| **Sub-total:** | | | | **$8,201.19** |
| **Clinical** | | | | |
| **Clinical: Part 1 - SAD/FE** | | | | |
| **Pre-Study Activities** | | | | |
| Publicity | Study | 1 | $5,000.00 | $5,000.00 |
| Recruitment | Study | 1 | $5,608.59 | $5,608.59 |
| Screening | Study | 1 | $16,854.14 | $16,854.14 |
| Study Configuration in e-source Data Capture CTMS | Study | 1 | $7,950.01 | $7,950.01 |
| **Sub-total:** | | | | **$35,412.74** |
| **Study Activities** | | | | |
| Pharmacy Fees | Study | 1 | $2,156.97 | $2,156.97 |
| Clinical Activities | Study | 1 | $6,234.67 | $6,234.67 |
| PK Blood Sampling & Processing | Study | 1 | $32,315.70 | $32,315.70 |
| Urine Sampling & Processing | Study | 1 | $11,921.94 | $11,921.94 |
| Housing | Study | 1 | $13,593.79 | $13,593.79 |
| Additional Safety Procedure due to COVID-19 | Study | 1 | $14,311.00 | $14,311.00 |
| COVID-19 Testing | Study | 1 | $7,680.00 | $7,680.00 |
| **Sub-total:** | | | | **$88,214.08** |
| **Medical Care** | | | | |
| Study Set-Up, Training | Study | 1 | $15,781.96 | $15,781.96 |
| Medical Supervision (Physician Presence) | Study | 1 | $4,821.38 | $4,821.38 |
| Safety Oversight (Confinement & Return Visits) | Study | 1 | $25,626.28 | $25,626.28 |
| Volunteer Supervision/Support (Confinement & Return Visits) | Study | 1 | $18,315.30 | $18,315.30 |
| Clinical Project Coordination | Study | 1 | $9,527.82 | $9,527.82 |
| Study Close Out | Study | 1 | $5,367.78 | $5,367.78 |
| Safety Review of Adverse Events by Principal Investigator | Study | 1 | $1,518.69 | $1,518.69 |
| **Sub-total:** | | | | **$80,959.21** |
| **Other Fees** | | | | |
| Shipping Fees | Study | 1 | $2,768.00 | $2,768.00 |
| CRF Population | Study | 1 | $1,734.55 | $1,734.55 |
| Administration Fees | Study | 1 | $7,623.53 | $7,623.53 |
| **Sub-total:** | | | | **$12,126.08** |
| **Total Clinical: Part 1 - SAD/FE** | | | | **$216,712.10** |
| **Total Clinical:** | | | | **$216,712.10** |
| **Project Management** | | | | |
| Project Management (Pre-Study) | Months | 3 | $11,543.56 | $37,632.00 |
| Project Management (Ongoing) | Months | 2 | $3,264.29 | $6,855.00 |
| Project Management (Closeout) | Months | 5 | $3,746.70 | $17,047.50 |
| Project Kick-Off Meeting | Meeting | 1 | $450.00 | $450.00 |
| Customer Teleconferences | Teleconference | 27 | $150.00 | $4,050.00 |
| Internal Team Meetings | Meeting | 3 | $75.00 | $225.00 |
| Safety Committee Meeting | Meeting | 3 | $150.00 | $450.00 |
| TMF Setup | Study | 1 | $3,337.04 | $3,337.04 |
| TMF Maintenance | Months | 10 | $167.10 | $1,655.96 |
| TMF Transfer and Archival | Study | 1 | $889.88 | $889.88 |
| **Sub-total:** | | | | **$72,592.38** |

| Syneos Health Project Costs | Unit Type | Number of Units | Cost Per Unit USD ($) | Total Cost USD ($) |
|---|---|---|---|---|
| **Bioanalytical Services** | | | | |
| Bioanalytical Services (See Detailed Appendix) | Study | 1 | $267,245.00 | $267,245.00 |
| **Sub-total:** | | | | **$267,245.00** |
| **Clinical Data Management** | | | | |
| Data Management Plan/CRF Completion Guidelines | Plan | 1 | $3,945.12 | $3,945.12 |
| CRF Design and Database Specification Development | Domain | 28 | $433.96 | $12,150.98 |
| Database & Screen Development | Database | 1 | $17,275.49 | $17,275.49 |
| Program and Test Edit Checks | Edits | 200 | $15.42 | $3,084.91 |
| Coding Set-up | System | 1 | $203.19 | $203.19 |
| Coding | Coding Item | 216 | $8.10 | $1,749.65 |
| Data Cleaning (discrepancy review, manual review of CRFs, PROs) | Pages | 1,080 | $13.15 | $14,202.45 |
| Electronic Uploads | Uploads | 5 | $5,475.42 | $27,377.09 |
| SAE Reconciliation | SAE | 5 | $197.26 | $986.28 |
| Test, Mid-study and Final Database Transfers | Transfer | 5 | $1,459.70 | $7,298.48 |
| DM Quality Data Review | Subjects | 24 | $98.63 | $2,367.07 |
| Project Oversight | Months | 3.50 | $295.88 | $1,035.60 |
| Project Kick-Off Meeting | Meeting | 1 | $591.77 | $591.77 |
| Customer Teleconferences | Teleconference | 2 | $98.63 | $197.26 |
| Internal Team Meetings | Meeting | 2 | $147.94 | $295.88 |
| **Sub-total:** | | | | **$92,761.22** |
| **Biostatistics** | | | | |
| Randomization Schedule | Schedule | 1 | $1,334.82 | $1,334.82 |
| Statistical Analysis Plan | Plan | 1 | $6,758.44 | $6,758.44 |
| SDTM Generation (aCRF, specifications, programming) | Dataset | 1 | $13,183.54 | $13,183.54 |
| SDTM Define | Define | 1 | $3,084.91 | $3,084.91 |
| SDTM Reviewer's Guide | Document | 1 | $2,958.84 | $2,958.84 |
| Unique Tables/Listings/Figures Shells | Unique TLF Shell | 48 | $55.62 | $2,669.63 |
| Replicate Tables/Figures Shells | Replicate TF Shell | 34 | $37.08 | $1,260.66 |
| Analysis Datasets ADaM Programming | Dataset | 14 | $916.32 | $12,828.48 |
| ADaM Define | Define | 1 | $2,117.91 | $2,117.91 |
| ADaM Reviewer's Guide | Document | 1 | $605.12 | $605.12 |
| Final Unique Tables/Figures | Unique TF | 17 | $753.17 | $12,803.89 |
| Final Replicate Table/Figures | Replicate TF | 34 | $255.69 | $8,693.51 |
| Final Unique Listings | Unique Listing | 31 | $335.97 | $10,414.94 |
| By Subject Plots | Plot | 96 | $39.95 | $3,835.37 |
| Statistical Input to CSR | Report | 1 | $1,483.13 | $1,483.13 |
| Archive Study | Study | 1 | $487.95 | $487.95 |
| Project Oversight | Study | 1.00 | $926.96 | $926.96 |
| Project Kick-Off Meeting | Meeting | 1 | $185.39 | $185.39 |
| Internal Team Meetings | Meeting | 1 | $185.39 | $185.39 |
| **Sub-total:** | | | | **$85,818.87** |
| **PK Analysis** | | | | |
| Project Oversight | Study | 1 | $2,669.63 | $2,669.63 |
| Project Kick-Off Meeting | Meeting | 1 | $333.70 | $333.70 |
| PK Section of Statistical Analysis Plan | Plan | 1 | $2,817.95 | $2,817.95 |
| Prepare PK Datasets | Project | 1 | $1,210.23 | $1,210.23 |
| Modelling | Project | 1 | $5,839.82 | $5,839.82 |
| PK section of Clinical Study Report | Report | 1 | $4,379.87 | $4,379.87 |
| PK Interim Analysis | Report | 4 | $1,501.67 | $6,006.67 |
| Archive Study | Study | 1 | $333.70 | $333.70 |
| Internal Team Meetings | Meeting | 1 | $333.70 | $333.70 |
| **Sub-total:** | | | | **$23,925.29** |

| Syneos Health Project Costs | Unit Type | Number of Units | Cost Per Unit USD ($) | Total Cost USD ($) |
|---|---|---|---|---|
| **Medical Writing** | | | | |
| Final Clinical Study Report | CSR | 1 | $15,639.04 | $15,639.04 |
| Production of Patient Narratives | Narrative | 5 | $139.04 | $695.22 |
| Compilation and Publication of Appendices | Report | 1 | $3,993.33 | $3,993.33 |
| Project Oversight | Study | 1 | $1,205.04 | $1,205.04 |
| Project Kick-Off Meeting | Meeting | 1 | $1,024.84 | $1,024.84 |
| Internal Team Meetings | Meeting | 6 | $61.80 | $370.78 |
| **Sub-total:** | | | | **$22,928.25** |
| **Total Budget** | | | | **$790,184.30** |
| **Discount** | | | | -$79,018.00 |
| **Total Budget After Discount** | | | | **$711,166.30** |
| **Pass Through Costs*** | | | | |
| **Clinical: Part 1 - SAD/FE** | | | | |
| Pass-through - Volunteer Compensation (enrolled subjects on SAD and Food Effect) | Subject | 16 | $2,875.00 | $46,000.00 |
| Pass-through - Volunteer Compensation (enrolled subjects on SAD) | Subject | 8 | $2,280.00 | $18,240.00 |
| Pass-through - Volunteer Compensation (COVID) | Subject | 96 | $25.00 | $2,400.00 |
| Pass-through - Volunteer Compensation (standby) | Subject | 8 | $70.00 | $560.00 |
| Outsourced to Eccolab - Safety Analysis - Screening | Study | 1 | $5,472.76 | $5,472.76 |
| Outsourced to Eccolab - Safety Analysis - Admission | Study | 1 | $1,148.60 | $1,148.60 |
| Outsourced to Eccolab - Safety Analysis - Post-Study | Study | 1 | $774.06 | $774.06 |
| Study Set-Up Fee for Clinical Laboratory Analysis | Study | 1 | $1,500.00 | $1,500.00 |
| Fischerbrand Urine Container 24 Hours 3000 mL graduation range (product # 14375248): cases of 40 | Study | 1 | $1,410.15 | $1,410.15 |
| Fischerbrand Plastic containers with lids 32 oz (product # 453615): cases of 100 | Study | 1 | $979.72 | $979.72 |
| **Subtotal Pass-through Costs *: Part 1 - SAD/FE** | | | | **$78,485.29** |
| **Other Pass Through Expenses** | | | | |
| Bioanalytical Services (See Detailed Appendix) | Study | 1 | $23,997.00 | $23,997.00 |
| Regulatory Authority and Internal Review Board Fees | Study | 1 | $2,217.28 | $2,217.28 |
| **Subtotal Pass-through Costs *** | | | | **$104,699.57** |
| **Project Grand Total** | | | | **$815,865.87** |
| * VAT is not included in these estimates | | | | |
| **Incremental Services** | | | | |
| Document Retention (5 years) | Study | 1 | $1,500.00 | $1,500.00 |

Note: Incremental Services fees above for Jupiter's reference purposes only.
These amounts will be invoiced after the respective free period (as specified in the MSA or study-specific agreement, as applicable) has expired, unless Jupiter directs Syneos Health otherwise.

## Bioanalytical Service

**Method Name : Resveratrol , Resveratrol-3-Glucuronide, Resveratrol-4'Glucuronide, Resveratrol-3-Sulfate**
**Species : Human**
**Matrix : Plasma**
**Anticoagulant : K2-EDTA**
**Detection Technique : LC/MS/MS**
**Department : Mass Spectrometry**

| Budget | Unit(s) | Unit Type | Unit Price | Total Cost USD ($) |
|---|---|---|---|---|
| Long Term Stability | 2 | per Time Point | $3,000 | $6,000 |
| SubTotal | | | | $6,000 |
| Sample Analysis | 1,496 | per Sample | $95 | $142,120 |
| Incurred Sample Reproducibility (Resveratrol ) | 125 | per Sample | $95 | $11,875 |
| SubTotal | | | | $153,995 |
| Total | | | | $159,995 |

**Method Name : Resveratrol , Resveratrol-3-Glucuronide, Resveratrol-4'Glucuronide, Resveratrol-3-Sulfate**
**Species : Human**
**Matrix : Urine**
**Anticoagulant : N/AP**
**Detection Technique : LC/MS/MS**
**Department : Mass Spectrometry**

| Method Development | Unit(s) | Unit Type | Unit Price | Total Cost USD ($) |
|---|---|---|---|---|
| Method Development | 8 | per Day | $2,800 | $22,400 |
| Validation | 1 | per Validation | | $25,000 |
| Total | | | | $47,400 |

| Budget | Unit(s) | Unit Type | Unit Price | Total Cost USD ($) |
|---|---|---|---|---|
| Long Term Stability | 2 | per Time Point | $3,000 | $6,000 |
| SubTotal | | | | $6,000 |
| Sample Analysis | 440 | per Sample | $105 | $46,200 |
| Incurred Sample Reproducibility (Resveratrol ) | 50 | per Sample | $105 | $5,250 |
| SubTotal | | | | $51,450 |
| Total | | | | $57,450 |

| Pass-Through | Unit(s) | Unit Type | Unit Price | Total Cost USD ($) |
|---|---|---|---|---|
| Resveratrol 200mg | 1 | per Study | | $750 |
| IS Resveratrol 25mg | 1 | per Study | | $3,787 |
| Resveratrol-3-Glucorinide 10mg | 1 | per Study | | $3,180 |
| IS Resveratrol-3-Glucorinide 25mg | 1 | per Study | | $4,000 |
| Resveratrol-4-Glucorinine 10mg | 1 | per Study | | $3,180 |
| IS Resveratrol-4-Glucorinide 10mg | 1 | per Study | | $2,200 |
| Resveratrol-Sulfate | 1 | per Study | | $6,900 |
| Total | | | | $23,997 |

| Study | Unit(s) | Unit Type | Unit Price | Total Cost USD ($) |
|---|---|---|---|---|
| Administration Fees | | per Study | | $2,400 |
| Total | | | | $2,400 |

| | |
|---|---|
| Total Budget - Bioanalytical Services | $291,242 |

Syneos Health

**Project Timeline/Activities**

| Project Milestones | Duration | Start Date | End Date |
|---|---|---|---|
| Pre-study Period | 3.26 Months | 11 Aug 2020 | 17 Nov 2020 |
| Dosing Period | 2.10 Months | 18 Nov 2020 | 20 Jan 2021 |
| Locked Database | 1.40 Months | 21 Jan 2021 | 03 Mar 2021 |
| Stats Analysis/Final Tables Listings Figures | 1.37 Months | 04 Mar 2021 | 14 Apr 2021 |
| Clinical Study Report | 1.78 Months | 15 Apr 2021 | 07 Jun 2021 |
| **Study Duration** | **9.91 Months** | | |

**Project Specifications**

| | |
|---|---|
| **General** | |
| Drug Name | Resveratrol (Jotrol) |
| Study Type | I-SAD-MAD |
| Number of Sites | 1 |
| **Patients** | |
| Number Screened | 82 |
| Number Screen Failures | 58 |
| Number Enrolled/Randomized | 24 |
| **Clinic - SAD/FE per Cohort or Study** | |
| Total Enrolled | 24 |
| Total Back-ups | 8 |
| Confinement Period(s) | 10 hours Pre-Dose until 32 hours Post-Dose |
| Number of PK Draws - Per subject per period | 22 |
| Number of Overnights - per Period | 2 |
| Number of Groups (Cohorts) | 1 |
| Number of Subjects per Cohort | 24 |
| Number of Treatment Periods | 4 |
| Dose route | Oral Gelcaps |
| **Case Report Form (CRF)** | |
| Number of Unique CRF Pages | 35 |
| Number of Pages Per Enrolled Patient | 45 |
| Total Pages | 1080 |
| **Data Management** | |
| Clinical Data System | Initiator |
| Number of Data Processing Months (Use of Initiator) | 3.5 |
| Number of Electronic Edit Checks | Up to 200 (200 copied) |
| Number of Database Modules for Coding | 3 |
| Coding Dictionary Upgrades | MedDRA (0 upgrade included) and WHO Drug (0 upgrade included) |
| Number of External Data Sources | 5 (PK, PD, safety, PD, PD) |
| Number of Data Queries (queries raised, reviewed, and/or closed by DM; does not include auto-closed queries) | Up to 154 |
| Number of Terms per Patient for Coding | 9 |
| Total Number of Terms for Coding | 216 |
| Number of SAE for Reconciliation | 5 |
| Number of External Vendor/Central Safety Lab Data Uploads | 5 |
| Number of non-SDTM Database Transfers (includes test, mid study & final transfer) | 3 |

Syneos Health

| Project Specifications | |
|---|---|
| **Statistical Analysis/Medical Writing** | |
| Number of SDTM Domains | 28 |
| Number of SDTM Defines | 1 |
| Number of ADaM Defines | 1 |
| SDTM Reviewer's Guide | Full |
| ADaM Reviewer's Guide | Brief |
| Number of SDTM Official Transfers | 2 |
| Number of Analysis Datasets for Final Analysis | 14 |
| Number of Unique Tables/Figures for PK Analysis | 7 |
| Number Replicate Tables/Figures for PK Analysis | 26 |
| Number of Listings for PK Analysis | 13 |
| Number of Analysis Datasets for Final Analysis | 14 |
| Number of Unique Tables/Figures for Final Analysis | 17 |
| Number Replicate Tables/Figures for Final Analysis | 34 |
| Number of Listings for Final Analysis | 31 |
| Number of By-subject Plots | 96 |
| Number of Patient Narratives Written (based on all estimated SAEs) | 5 |
| Number of CSR drafts | 2 |
| Final Deliverable | Final Clinical Study Report |

## STUDY ASSUMPTIONS

### GENERAL

This budget is based on the Protocol provided dated July 27, 2017. Any amendments or changes to scope not included in the original budget may require a quote revision and/or change order to reflect the revised scope and budget.

Unless otherwise specified, study will be performed per Syneos Health Templates and Standard Operating Procedures (SOPs) and in compliance with appropriate regulatory agencies.

Following execution of this quotation, Jupiter and Syneos Health will work in good faith to promptly execute a formal contract (i.e. start-up or full scope agreement). If there is not sufficient time to execute a formal contract prior to the start of services, Jupiter may authorize and Syneos Health may agree to initiate activities contemplated in the budget which have not yet been documented in any contract, in which case Jupiter agrees that Syneos Health may issue invoice(s) for incurred and other reasonable anticipated fees, in accordance with Syneos Health's standard invoicing milestones, and Jupiter shall pay such invoices immediately upon receipt until such time that a formal contract containing such terms is mutually executed between the parties.

Unless otherwise specified, the proposed budget includes 1 round of Jupiter review for all Syneos Health produced draft documents. All Jupiter comments will be consolidated prior to the issuance of the final Syneos Health documents. Syneos Health reserves the right to evaluate the complexity of the requested changes (e.g. additional analyses or new report template). Any deemed highly complex or if subsequent reviews and issuance of supplementary draft documents are need, additional fee of $1,500 will be applied for every subsequent reviews.

The Pass-Through Cost budget outlined in this quotation (if applicable) is an informed estimate and Jupiter shall be responsible for reimbursing Syneos Health for any Pass-Through Costs incurred in excess of the estimated amount herein. Notwithstanding the foregoing, the total amount of Pass-Through Costs invoiced to Jupiter shall not exceed the estimated amount herein without Jupiter's prior approval, which shall not be unreasonably withheld.

### BIOANALYTICAL

The method in plasma is currently validated at Syneos Health, however, should the study specific analytical range required by final protocol specifications fall outside of our validated range, additional fees may apply for a re-validation.

This proposal is issued based on the assumption that Syneos Health will be successful in developing and validating a GLP method in urine. Syneos Health will make all reasonable scientific efforts to generate a validated method however, Syneos Health reserves the right to re-evaluate the feasibility of method development, sample analysis, provided timelines and associated fees to the proposed services based on the final outcome of the method. Jupiter will be updated on method development and validation prior to the initiation of any sample analysis .

All samples analyzed that yield a concentration outside the analytical range will be repeated and charged at the same price per sample .

Minimum run submission is 50 samples (per analyte). For example, if less than 50 samples are assayed in an analytical run the charge will be for 50 samples .

Syneos Health

Assay set-up fees of $3,000 will be applied for all studies where samples are received and analyzed in multiple shipment/batches, regardless of batch size. The first batch of samples received is analyzed with no additional set-up fee, however, the assay set-up fee is applied to each subsequent batch that is received and analyzed > 3 months from the previous shipment.

If R&D work is priced on a unit basis (e.g. number of days, number of tests, number of timepoints, etc.), Jupiter will be contacted by Syneos Health and a mutual decision will be reached should additionnal work be required.

Only the exact number of days of method development will be charged .

If more than 10 individual sample shipments are received and logged in, an inventory reconciliation fee of $500 will be applied for every additional receipt.

The price per sample includes up to 5 data releases. Additional data release required by the Jupiter will be charged at $500/data release.

For studies yielding less than 200 samples, a Report Fee of $1,500 will apply.

## SCHEDULE B - TRANSFER OF SPONSOR OBLIGATIONS/RESPONSIBILITIES

| **Sponsor:** | JUPITER ORPHAN THERAPEUTICS | **Protocol No.:** | 7000722-202016 |
|---|---|---|---|

As set forth within the relevant regulations and guidance in the country(ies) in which the Study will take place, and as indicated by this completed and signed Transfer of Obligations (TORO), the following regulatory obligations shall, upon mutually binding agreement between the Sponsor and inVentiv Health Clinical Research Services, LLC ("CRO") and/or as memorialized by execution of the related study agreement, be transferred from Sponsor to CRO in accordance and to the extent applicable per 21 CFR Part 312; 21 CFR Part 812; Directive 2001/20/EC; Directive 2005/28/EC, or other country equivalent regulations.

Any and all regulatory responsibilities not specifically transferred to CRO by this document remain the regulatory responsibilities of the Sponsor. However, the assignment of responsibility does not preclude either the Sponsor or CRO from participating in, or assisting with, the fulfillment of any of the requirements by the responsible Party. Where responsibilities are shared, this should be specified by checking both boxes in the Responsibility column and clarifying the division of responsibilities in the Shared Responsibility Comment column.

### 1. DEFINITIONS

Terms contained in this TORO shall have the meanings set forth in this section and as they may be defined throughout this TORO.

- "Investigational Product" shall mean a pharmaceutical form of an active ingredient, placebo, or medical device, being tested or used as a reference in a clinical study, including a product with a marketing authorization when used or assembled (formulated or packaged) in a way different from the approved form, or when used for an unapproved indication, or when used to gain further information about an approved use.
- "Clinical Trial Application" shall mean the Investigational New Drug (IND)/Clinical Trial Application (CTA) or any other state or governing national or multinational regulatory authority or government agency equivalent documentation required to obtain authorization to conduct a study on the investigational product.
- "Regulatory Authority" shall mean the Federal Drug Administration (FDA) or any other state or governing national or multinational regulatory authority or government agency that is equivalent to or has any similar regulatory functions and responsibilities as the FDA.

| Description of Responsibility | RESPONSIBILITY | | SHARED RESPONSIBILITY COMMENT |
|---|---|---|---|
| | Assigned to CRO | Retained by Sponsor | |
| **A. Preparing and submitting a Clinical Trial Application** | **If responsibility for any item in this section is shared by CRO and Sponsor, check both boxes and clarify the division of responsibilities in the Shared Responsibility Comment column.** | | |
| 1. Act as Agent for Sponsor; submit and receive all applicable Regulatory Authority correspondence | ☐ | ☒ | |
| 2. Prepare Clinical Trial Application | ☐ | ☒ | |
| 3. Submit Clinical Trial Application to Regulatory Authority | ☐ | ☒ | |
| **B. Maintaining an effective Clinical Trial Application with respect to the investigations by preparing and submitting the following amendments, as necessary:** | **If responsibility for any item in this section is shared by CRO and Sponsor, check both boxes and clarify the division of responsibilities in the Shared Responsibility Comment column.** | | |
| 1. Protocol amendments | ☒ | ☒ | CRO will write and Sponsor will review protocol amendments |
| 2. Information amendments: | | | |
| ▪ Chemistry, manufacturing and controls | ☐ | ☒ | |
| ▪ Pharmacology / Toxicology | ☐ | ☒ | |
| ▪ Clinical | ☒ | ☒ | CRO will provide input on clinical design |
| 3. Safety Reports | | | |
| ▪ Preparation of initial written report | ☐ | ☒ | |
| ▪ Follow-up reports | ☐ | ☒ | |

| **Description of Responsibility** | **RESPONSIBILITY** | | **SHARED RESPONSIBILITY COMMENT** |
|---|---|---|---|
| | **Assigned to CRO** | **Retained by Sponsor** | |
| ▪ Notification of Regulatory Authority | ☐ | ☒ | |
| 4. Annual Reports | ☐ | ☒ | |
| 5. Letter to Withdraw a Clinical Trial Application | ☐ | ☒ | |
| 6. Responses to Regulatory Authority Information Requests | ☐ | ☒ | |
| 7. Responses to Regulatory Authority Clinical Hold | ☐ | ☒ | |
| **C. Selecting investigators and monitors** | **If responsibility for any item in this section is shared by CRO and Sponsor, check both boxes. CRO accepts regulatory responsibility (ies) only for those sites or monitors selected by CRO or assigned to CRO as specified in the study agreement.** | | |
| 1. Select qualified investigators and obtain evidence of the qualifications | ☒ | ☐ | |
| 2. Inform investigators | ☒ | ☐ | |
| ▪ Provide Investigator's Brochure | ☐ | ☒ | |
| ▪ Provide the Protocol | ☒ | ☐ | |
| 3. Control the shipping of the investigational product | ☐ | ☒ | |
| ▪ Approve the investigational product shipment to investigators after review of site regulatory documents | ☐ | ☒ | |
| ▪ Ship the investigational product to investigators | ☐ | ☒ | |
| 4. Select qualified monitors | ☐ | ☒ | |

| Description of Responsibility | RESPONSIBILITY | | SHARED RESPONSIBILITY COMMENT |
|---|---|---|---|
| | Assigned to CRO | Retained by Sponsor | |
| **D. Review of ongoing investigation** | **If responsibility for any item in this section is shared by CRO and Sponsor, check both boxes. CRO accepts the regulatory responsibility (ies) only for those sites assigned to CRO as specified in the study agreement.** | | |
| 1. Monitor the progress of the clinical investigation (including investigator compliance applicable Regulatory Authority mandates) | ☒ | ☐ | |
| 2. Submit protocol amendments | ☒ | ☐ | CRO will submit to IRB, Sponsor will submit to Regulatory authority |
| 3. Review and evaluate evidence relating to safety and effectiveness as it becomes available | ☒ | ☒ | CRO for this specific study, Sponsor for evidence outside this study |
| 4. Provide new safety information as it becomes available | ☐ | ☒ | |
| 5. Secure compliance or discontinue investigator participation | ☒ | ☐ | |
| 6. If investigator participation is discontinued: | | | |
| ▪ Ensure return and disposition of investigational product per applicable Regulatory Authority mandates | ☒ | ☐ | |
| ▪ Notify Regulatory Authority of discontinuation of investigator participation | ☐ | ☒ | |
| 7. Indicate which Party is responsible for Serious Breach reporting responsibilities | ☒ | ☐ | |
| 8. Determine whether the investigational product presents an unreasonable and significant risk to the subjects and if so, discontinue the investigation and: | ☒ | ☒ | CRO for this specific study, Sponsor for evidence outside this study |
| ▪ Notify Regulatory Authority | ☐ | ☒ | |

| **Description of Responsibility** | **RESPONSIBILITY** | | **SHARED RESPONSIBILITY COMMENT** |
|---|---|---|---|
| | **Assigned to CRO** | **Retained by Sponsor** | |
| ▪ Notify all IRBs/IECs | ☒ | ☐ | |
| ▪ Notify all Investigators | ☒ | ☒ | CRO to notify CRO investigators |
| ▪ Assure the disposition of all stocks of the investigational product | ☐ | ☒ | |
| ▪ Furnish Regulatory Authority with a full report of the Sponsor's actions | ☐ | ☒ | |
| **E. Recordkeeping and record retention** | **Unless otherwise specified herein, CRO will return all study documents (including the TMF) to the Sponsor upon completion of the project as specified in the study agreement.** | | |
| 1. Maintain records required under applicable regulations during the conduct of the study including but not limited to: | ☒ | ☐ | |
| ▪ Records of shipment, receipt and disposition of study drug | ☒ | ☐ | |
| ▪ Records relating to financial interests of investigators subject to applicable Regulatory Authority mandates. | ☒ | ☐ | |
| ▪ Reserve samples of any investigational product and reference standard identified in, and used in any of the bioequivalence or bioavailability studies | ☐ | ☐ | N/AP |
| **F. Inspection of Sponsor Records** | **If responsibility for any item in this section is shared by CRO and Sponsor, check both boxes and clarify the division of responsibilities in the Shared Responsibility Comment column.** | | |
| 1. Permit access to, copying and verification of records or reports relating to the clinical investigation to Regulatory Authority upon request from Regulatory Authority | ☒ | ☐ | |

| Description of Responsibility | RESPONSIBILITY | | SHARED RESPONSIBILITY COMMENT |
|---|---|---|---|
| | Assigned to CRO | Retained by Sponsor | |
| 2. Submit the records or reports relating to the clinical investigation (or copies of them) to Regulatory Authority upon written request from Regulatory Authority | ☒ | ☒ | CRO to submit directly to Regulatory Authority if requested to do so |
| 3. Discontinue shipment of investigational product to any investigator who has failed to maintain or make available to a Regulatory Authority records and reports of the clinical investigation | ☐ | ☒ | |
| 4. Provide records or reports concerning shipment, delivery, receipt, and disposition of "controlled substances" upon request from the relevant Regulatory Authority. | ☐ | ☐ | N/AP |
| **G. Disposition of unused investigational product** | **If responsibility for either item in this section is shared by CRO and Sponsor, check both boxes. CRO accepts the regulatory responsibility (ies) only for those sites assigned to CRO as specified in the study agreement.** | | |
| 1. Assure the return of all unused supplies of the investigational product | ☒ | ☐ | |
| 2. Dispose of or destroy all unused supplies of the investigational product | ☒ | ☐ | |
| **H. Apply for Regulatory Authority approval to export the investigational product.** | ☐ | ☐ | N/AP |

Signatures on following page

IN WITNESS WHEREOF, the undersigned have caused this TORO to be executed by a duly authorized individual on behalf of each requisite Party effective as of the day and year last written below. In the event that the Parties execute this TORO by exchange of electronically signed copies or facsimile signed copies, the Parties agree that, upon being signed by both Parties, this TORO shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this TORO with the expectation that original documents may later be exchanged in good faith. Thereafter, the Parties agree that in connection with request for information that either Party may need from the other related to the Services provided hereunder, both Parties expressly permit communication via facsimile to the extent allowed by applicable laws and regulations to be disseminated in that manner.

**INVENTIV HEALTHC CLINICAL RESEARCH SERVICES, LLC**

By: ___________________________

Name: ________________________

Title: _________________________

Date: __________________________

**JUPITER ORPHAN THERAPEUTICS**

By: /s/ Marshall Hayward

Name: Marshall Hayward

Title: Chief Scientific Officer

Date: 10/15/2020